EXHIBIT 10.1

THE ORITZ BUILDING

OFFICE LEASE

EXHIBIT 10.1

TABLE OF CONTENTS

1. PARTIES AND BASIC LEASE PROVISIONS 1

1.1 Names 1
1.2 Basic Lease Provisions 1

2. PREMISES 2

2.1 Premises 2
2.2 Building 2
2.3 Nonexclusive and Reserved Rights 2
2.4 Condition of Premises 2
2.5 Parking 2

3. TERM 3

3.1 Period 3
3.2 Delayed Occupancy 3

4. RENT 4

4.1 Base Rent 4
4.2 Proration 4
4.3 CPI Increase 4
4.4 Notice of Increase 4

5. SECURITY DEPOSIT 4

6. BUILDING OPERATING COSTS 5

6.1 Tenant’s Obligation 5
6.2 Operating Costs 5
6.3 Other Definitions 6
6.4 Payment of Tenant’s Share of Operating Costs 6
6.5 Adjustment of Tenant’s Share 7

7. CONSTRUCTION OF PREMISES 8

7.1 Tenant Improvements 8
7.2 Effect on Commencement Date 8

EXHIBIT 10.1

8. USES 9

8.1 Authorized 9
8.2 Suitability 9
8.3 Insurance 9
8.4 Laws 9
8.5 Nuisance 9
8.6 Rules and Regulations 10

9. SERVICES AND UTILITIES 10

9.1 Basic Services by Landlord 10
9.2 Additional Heating and Air Conditioning 10
9.3 Special Apparatus 11
9.4 Interruption In Service 11
9.5 Additional Rent 12
9.6 Tenant’s Obligations 12

10. TAXES PAYABLE BY TENANT 12

11. ALTERATIONS 12

11.1 Landlord’s Consent Required 12
11.2 Removal At Landlord’s Option 13

12. MAINTENANCE AND REPAIRS 13

12.1 Landlord’s Obligations 13
12.2 Tenant’s Obligations 14
12.3 Compliance With Law 15

13. LIENS 15

14. INDEMNITY 15

14.1 Indemnity 15
14.2 Exemption of Landlord From Liability 16

15. INSURANCE 16

15.1 General 16
15.2 Casualty Insurance 17
15.3 Liability Insurance 17
15.4 Adjustment 18

EXHIBIT 10.1

15.5 Landlord’s Insurance 18
15.6 Subrogation Waiver 18

16. ASSIGNMENT AND SUBLETTING 19

16.1 Landlord’s Consent Required 19
16.2 Tenant’s Application 19 16.3 Landlord’s Option to Recapture 19
16.4 Approval/Disapproval Procedure 20
16.5 Required Provisions 20
16.6 Transfer or Sublease Profit 21
16.7 Fees for Review 21
16.8 No Release of Tenant 21
16.9 Assumption of Obligations 22
16.10 Deemed Transfers 22
16.11 Involuntary Assignment 22
16.12 Assignment of Sublease Rents 23

17. SALE OF PREMISES OR BUILDING 23

18. ENTRY BY LANDLORD 23

19. INSOLVENCY OR BANKRUPTCY 23

19.1 Acts of Default 23
19.2 Rights and Obligations Under the Bankruptcy Code 24

20. DEFAULT BY TENANT 25

20.1 Acts Constituting Defaults 25
20.2 Landlord’s Remedies 26
20.3 Landlord’s Right to Cure Default 27

21. DEFAULT BY LANDLORD 27

22. DEFAULT AND DESTRUCTION 28

22.1 Partial Damage – Insured 28
22.2 Partial Damage – Uninsured 28
22.3 Total Destruction 29
22.4 Landlord’s Obligations 29
22.5 Waiver by Tenant 29

23. CONDEMNATION 29

EXHIBIT 10.1

24. SURRENDER OF PREMISES 30

25. HOLDING OVER 30

25.1 With Consent 30
25.2 Without Consent 31

26. ESTOPPEL CERTIFICATES 31

27. SUBORDINATION AND ATTORNMENT 31

27.1 Subordination 31
27.2 Attornment 32
27.3 Nonmaterial Amendments 32

28. LIGHT AND AIR 32

29. WAIVER 32

30. ATTORNEY’S FEES 33

31. NOTICES 33

31.1 Delivery 33
31.2 Sufficiency of Notice 33

32. MERGER 33

33. SUBSTITUTED PREMISES 34

34. DEFINED TERMS AND HEADINGS 34

35. TIME AND APPLICABLE LAW 34

36. SUCCESSORS AND ASSIGNS 34

37. ENTIRE AGREEMENT 34

38. SEVERABILITY 35

39. SIGNS 35

EXHIBIT 10.1

40. PAYMENTS AND LATE CHARGE 35

41. EXECUTION BY LANDLORD 35

42. BROKERS 35

43. NAME OF BUILDING 36

44. GUARANTEE 36

45. NONRECORDABILITY OF LEASE 36

46. CONSTRUCTION 36

47. INABILITY TO PERFORM 37

48. CORPORATION AUTHORITY 37

49. PARTNERSHIP AUTHORITY 37

50. QUIET ENJOYMENT 37

ADDENDUM A 39
__________

EXHIBIT 10.1

THE ORITZ BUILDING

OFFICE LEASE

1. PARTIES AND BASIC LEASE PROVISIONS

1.1 Names. This Lease is entered into in the City of Burlingame, County of San Mateo, State of California, between Oritz Corporation, a California corporation ("Landlord") and Kindred Biosciences, Inc.(“Tenant"), a California corporation.

1.2 Basic Lease Provisions. The following Basic Lease Provisions constitute an integral part of this Lease, and each reference herein to the Basic Lease Provisions shall mean the provisions set forth in this Paragraph 1.2 are to the section in which the particular Basic Lease Provision is first discussed. In the event of any conflict between the Basic Lease Provisions and the remainder of the lease, the latter shall control.

Lease Date: May 27, 2014

Address of Landlord:

1555 Bayshore Highway, 4th Floor
Burlingame, CA 94010

Address of Tenant:
1555 Bayshore Highway. Suite 200
Burlingame, CA 94010

Section 2:

Premises: Suite 200

Premises Rentable Area: 6,900 sq. ft.

Section 3:

Lease Term: 42 months (3.5 years)

Commencement Date: June 1, 2014

Termination Date: November 30, 2017

Section 4:

Base Rent: $15,525.00 per month ($2.25/sq.ft.)
One month’s Base Rent payable upon execution of lease
With 4 months free rent

Adjustment Dates: June 1, 2015: $16,008.00 ($2.32/sq.ft.)
June 1, 2016: $16,491.00 ($2.39/sq.ft.)
June 1, 2017: $16,974.00 ($2.46/sq.ft.)

EXHIBIT 10.1

Section 5: Security Deposit: $16,974.00

Section 6: Base Year: 2014

2.PREMISES

2.1 Premises. On and subject to the terms, covenants set forth in this Lease, Landlord leases to Tenant and Tenant rents from Landlord the premises described in the Basic Lease Provisions (Paragraph 1.2, "Section 2") and as shown on Exhibits A and B to this Lease (the "Premises"). The rentable area of the Building, for all purposes under this Lease, are stipulated to be as specified in the Basic Lease Provisions (Paragraph 1.2, "Section 2").

2.2 Building. The Premises are a portion of the building known as the Oritz Building ("Building"), located at 1555 Bayshore Highway, Burlingame, California. The term "Building" also includes the parking facilities, common areas and landscaped areas which serve the Building.

2.3 Nonexclusive and Reserved Rights. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms, parking facilities, and other public or common areas of the Building, however, the manner in which the public and common areas are maintained shall be at the sole reasonable discretion of Landlord, so long as they are maintained in good and operable condition, and use thereof shall be subject to such reasonable rules, regulations and restrictions Landlord may impose from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Building or office complex, and to use the roof, exterior walls and the area above and beneath the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Building, in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises.

2.4 Condition of Premises. Landlord shall construct or install in the Premises only the improvements specified in Paragraph 4 of Addendum “A” hereto executed concurrently by Landlord and Tenant and incorporated by this reference (with all references to terms defined herein having the same meanings). Except as otherwise specifically provided in the Lease and Addendum, Tenant shall accept the Premises in an “as is” condition on the date the Term commences and Landlord shall have no obligation to improve, alter, remodel or otherwise modify the Premises prior to Tenant’s occupancy. Notwithstanding anything to the contrary in this Lease and the Addendum, Landlord shall deliver the Premises vacant of all occupants and personal property, clean and free of debris, all lighting (inclusive of ballasts) in good working order, and with all building systems (e.g., mechanical, HVAC, electrical, plumbing and roof) in good operating condition and repair.

2.5 Parking. Tenant shall be permitted to park employee and guest automobiles on a non-exclusive basis in the areas designated by Landlord for parking, from time to time. Tenant shall abide by any and all reasonable parking regulations and rules established from time to time by Landlord. Parking space allocation

EXHIBIT 10.1

is 3.3 spaces per 1,000 sq. ft., providing the Tenant 23 non-reserved parking spaces free of charge for the duration of its tenancy.

3. TERM

3.1 Period. The term of this Lease (the “Term”) shall be for the period specified in the Basic Lease Provisions (Paragraph 1.2, “Section 3”). The Term shall commence on the Commencement Date and shall end on the Termination Date, unless sooner terminated pursuant to any provision of this Lease or extended pursuant to the Option to Extend set forth in the Addendum. The Commencement Date and the Termination Date are specified in the Basic Lease Provisions (Paragraph 1.2, “Section 3”). However, if any Tenant Improvements are to be constructed by Landlord pursuant to Section 7, then the Commencement Date shall be the earlier of (a) the date Tenant occupies any part of the Premises, or (b) the date of substantial completion of the Tenant Improvement Work for the Premises, or (c) the date established by Landlord in the event of a delay as described in Section 7 of this Lease; and the Termination Date shall be adjusted so that the period between the Commencement Date and the Termination Date is equal to the Term. As used herein, “substantial completion” shall mean (I) completion (as determined in the event of dispute by Landlord’s architect in accordance with AIA standards) of the construction work to be performed by Landlord pursuant to Section 7 (if any), whether or not substantial completion of the Building has occurred (provided that all Building systems, such as elevators, heating and air conditioning, required for use of the Premises, are operating), except for such items that constitute a minor defect or adjustment which can be completed after occupancy without causing any material interference with Tenant’s use of the Premises, and (ii) the issuance of a Certificate of Occupancy by the City of Burlingame for the Premises, or such other governmental authorization required for occupancy of the Premises. Where Landlord is required to perform construction work under Section 7, Landlord shall give Tenant notice of the anticipated date of substantial completion and shall attempt to give thirty (30) days advance notice of the date of substantial completion, but Landlord shall not be liable for its failure to do so. If the Commencement Date and the Termination Date differ from those inserted in the Basic Lease Provisions (Paragraph 1.2, “Section 3”) at the time this Lease is executed, then within ten (10) days after the Commencement Date Landlord and Tenant shall execute a written acknowledgement of the Commencement date and the Termination Date, and attach it as an exhibit to this Lease. The work to be completed by Landlord pursuant to Paragraph 4 of the Addendum (“Landlord’s Work”) are not deemed to be Tenant Improvements as defined in Section 7 of the Lease.

3.2 Delayed Occupancy. In light of the minimal nature of the work to be completed by Landlord pursuant to Paragraph 4 of the Addendum, Landlord shall substantially complete Landlord’s Work and deliver the Premises to Tenant on or before the Commencement Date specified in the Basic Lease Provisions (Paragraph 1.2, "Section 3"). However, this Lease shall not be void or voidable, nor shall Landlord or its agents or contractors have any liability to Tenant, by reason of Landlord's failure to substantially complete Landlord's Work by the Commencement Date specified in the Basic Lease Provisions, and postponement of Tenant's rental obligation (and the rent abatement period accordingly) prior to delivery of possession of the Premises shall be Tenant's exclusive remedy and in sole satisfaction of all claims Tenant might otherwise

EXHIBIT 10.1

have by reason of Landlords failure to deliver the Premises by the specified Commencement Date so long as the Premises are delivered to Tenant, with Landlord’s Work substantially complete, within five (5) business days of the Commencement Date specified in the Basic Lease Provisions.

3.3 Early Access. Notwithstanding the Commencement Date as set forth in the Basic Lease Provisions, Tenant shall have access to the Premises immediately following full execution of this Lease and delivery of the required certificates of insurance, in accordance with the insurance provisions of this Lease, for purposes of Tenant’s installation of items that are pertinent to Tenant’s business, including but not limited to cabling, telephone systems, furniture partitions, security systems, etc. Tenant shall not be obligated to pay any rent during this period. Tenant shall not interfere with Landlord’s Work, which shall be undertaken immediately following mutual execution of this Lease and completed prior to the Commencement Date.

4. RENT

4.1 Base Rent. Tenant shall pay to Landlord as monthly Base Rent for the Premises, in advance, without deduction (except as expressly permitted in this Lease), setoff, prior notice or demand, the sum specified in the Basic Lease Provisions (Paragraph 1.2, “Section 4”) per month, which shall be subject to adjustment as provided in Paragraph 1.2, “Section 4”. The fifth month's Base Rent shall be paid on the date of execution of this Lease, and the Base Rent for each calendar month thereafter during the Term shall be paid on the first day of each such calendar month. The Base Rent shall be paid to Landlord at the address set forth in the Basic Lease Provisions or such other address as shall be designated in writing from time to time by Landlord.

4.2 Proration. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent payable for the first calendar month of the Term shall be prorated on the basis which the number of days of the Term in the first month bears to the total number of days in such month; and, in such case, Tenant shall pay such prorated Base Rent to Landlord on the Commencement Date, and the fifth month's Base Rent paid, on the date of the execution of this lease pursuant to Paragraph 4.1 shall be credited against the Base Rent for the fifth calendar month. If the Term ends on a day other than the last day of a calendar month, the Base Rent payable for the last calendar month of the Term shall be prorated on the basis which the number of days of the Term in the last calendar month bears to the total number of days in such month.

4.3 CPI Increase. N/A, as stipulated on lease

4.4 Notice of Increase. N/A, as stipulated on lease

5. SECURITY DEPOSIT

Upon Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum specified as the Security Deposit in the Basic Lease Provisions (Paragraph 1.2, “Section 5”), which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, it being expressly understood and agreed that the Security Deposit is not an advance deposit for rent or a measure of Landlord’s damages in case of

EXHIBIT 10.1

Tenant's default. The Security Deposit may be retained, used or applied by Landlord to remedy any default by Tenant, to repair damage caused by Tenant to any part of the Premises or the Building, and to clean the Premises upon expiration or earlier termination of this Lease, as well as to reimburse Landlord for any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount required hereunder, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on, or any other compensation for, Landlord's retention of the Security Deposit. Tenant may not elect to apply any portion of the Security Deposit toward payment of Base Rent or any other amounts payable by Tenant under this Lease, although Landlord may elect to do so in the event Tenant is in default beyond any applicable notice and cure period or is insolvent. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at Tenant's last known address (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Term has ended and the Premises have been vacated by Tenant.

6. BUILDING OPERATING COSTS

6.1 Tenant’s Obligation. As used herein, “Base Year Operating Costs” shall mean those Building Operating Costs (defined in Section 6.2 below) incurred by and for the account of the Building during and attributable to the Base Year. As used herein, “Excess Building Operating Costs” shall mean all increases in Building Operating Costs over the Base Year Operating Costs. After the first twelve months of the Term of this Lease, Tenant shall pay Tenant’s Share of Excess Building Operating Costs, as defined in Paragraph 6.3.

6.2 Operating Costs. The term “Building Operating Cost” shall include all items in Subparagraphs 6.2.1 and 6.2.2.

6.2.1 All direct costs of ownership, operation, maintenance and management of the Building including the costs for common areas and parking facilities serving the Building, all as determined by generally accepted accounting practices. By way of illustration but not limitation, operating expenses shall include the costs for the following items: heat, light, water, sewage, power and steam, waste disposal, janitorial services, security, fire protection, window cleaning, air conditioning, landscaping, materials and supplies, equipment and tools, service agreements on equipment, insurance, licenses, permits and inspections, wages and salaries, employee benefits and payroll taxes, accounting and legal expenses, management fees that are reasonable and comparable to other management fees charged in the geographic area, and the cost of contesting the validity or applicability of any governmental enactments which may affect the operation or maintenance of the Building or operating expenses. Building Operating Costs shall not include costs incurred to bring the Building or Premises into full compliance with all governmental regulations, ordinances and laws that were in effect at the effective date of this Lease (but costs to

EXHIBIT 10.1

comply with any amendments of such laws effective after the effective date of this Lease may be included in Building Operating Costs), any bad debt loss, rent loss or reserves for bad debts or rent loss and reserves for Building Operating Costs or capital improvements, the cost of goods or services paid to Landlord, or to any subsidiary or affiliate of Landlord, to the extent such costs exceed the costs of comparable goods or services delivered or rendered by unaffiliated third parties, costs to remediate or remove hazardous materials from the Building or the Premises, cost of compliance with laws enacted prior to the Commencement Date (but costs to comply with any amendments of such laws enacted after the effective date of this Lease may be included in Building Operating Costs), interest expense, advertising costs, leasing commissions, depreciation on the Building or the cost of capital expenditures; provided, however, that in the event Landlord makes capital improvements which have the effect of reducing operating expenses, or which are required by governmental orders, rules, codes, regulations, ordinances and laws enacted after the Commencement Date, Landlord may amortize its investment in said improvements as an operating expense in accordance with standard accounting practices (on a straight line basis), provided that as to capital improvements reducing operating expenses such amortization is not at a rate greater than the anticipated savings in the operating expenses.

6.2.2 All real property taxes on the Building, the land on which the Building is situated, and the various estates in the Building and the real property taxes on the land and improvements comprising the parking facilities and common areas. All personal property taxes levied on property used in the operation of the Building. All taxes of every kind and nature whatsoever levied and assessed in lieu of or in substitution for existing or additional real or personal property taxes on the Building, land or personal property other than taxes covered by Paragraph 10, any charge upon Landlord's business of leasing the Premises or other portions of the Building or parking facilities and the cost to Landlord of contesting the amount or validity or applicability of any of the aforementioned taxes. Net recoveries through protest, appeals or other actions taken by Landlord in its discretion, after deduction of all costs and expenses, including counsel and other fees, shall be deducted from direct taxes for the year of receipt.

6.3 Other Definitions. The term "Base Year" means the calendar year in which this Lease commences, which is 2014. The term "Subsequent Year" means any calendar year during the Term after the Base Year. The term "Tenant's Share" means the proportion which the rentable square footage of the Premises bears to the total rentable square footage of the Building. For purposes of this Lease, Tenant’s Share is 24.64%.

6.4 Payment of Tenant's Share of Operating Costs

6.4.1 Tenant shall pay Tenant's Share of the estimated Excess Building Operating Costs commencing on the first day of the thirteenth month and thereafter during the Term. During the Base Year and any Subsequent Year Landlord shall submit to Tenant, prior to the Commencement Date as to the Base Year and before January 1 of each Subsequent Year, or as soon thereafter as Landlord has sufficient data, a reasonably detailed statement showing the estimated Building Operating Costs for the then current year. The determination of the estimated Building Operating Costs shall be made by Landlord based

EXHIBIT 10.1

upon experience with actual costs and projections. If Tenant's Share of the estimated Excess Building Operating Costs exceeds the Base Year Operating Costs, then at the thirteenth monthly rent payment date (following the submittal of such statement and at each subsequent monthly rent payment date thereafter during the calendar year), Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the estimated Excess Building Operating Costs multiplied by Tenant's Share, over one-twelfth (1/12) of the 2014 Base Year Operating Cost, which obligation shall commence on the first day of the thirteenth month of the Term. If Landlord does not submit said statement to Tenant prior to January 1 of any Subsequent Year, Tenant shall continue to pay Tenant's Share of the Excess Building Operating Costs at the then existing rate until such statement is submitted and, thereafter, at the monthly rent payment date next following the submittal of such statement Tenant shall pay Tenant's Share of the Excess Building Operating Costs based on the rate set forth in such statement plus, if the new rate is greater than the old rate, the difference accrued from January 1 of such Subsequent Year. Landlord may revise such estimated Building Operating Costs at the end of any calendar quarter.

6.4.2 On or before March 31 of each Subsequent Year or as soon thereafter as Landlord has sufficient data, Landlord shall submit to Tenant a reasonably detailed statement showing the actual Excess Building Operating Costs paid or incurred by Landlord during the previous calendar year. If Tenant's Share of such actual Excess Building Operating Costs is less than the amount of Tenant's Share of the estimated Excess Building Operating Costs for such previous year theretofore paid by Tenant, then Landlord shall credit the amount of such difference against the next Excess Building Operating Costs payments coming due; provided, however, that Tenant shall not be entitled to a credit for any amount calculated to be less than the Base Year Operating Costs. If Tenant's Share of such actual Excess Building Operating Costs is more than the amount of Tenant's Share of the estimated Excess Building Operating Costs for such previous year theretofore paid by Tenant, Tenant shall pay to Landlord the full amount of such difference at the monthly rent payment date next following the submittal of such statement to Tenant.

6.4.3 If the Term commences on a date other than January 1 or ends on a date other than December 31, the Excess Building Operating Costs for such first or last calendar year of the Term shall be prorated based on what the number of days in the Term in that year bears to 365 and any amounts owed or to be credited pursuant to Subparagraph 6.4.2 shall be paid at the time in the Subsequent Year, or in the calendar year immediately following the year in which the Term ends, that such amount is calculated pursuant to Subparagraph 6.4.2.

6.5 Adjustment of Tenant's Share. In the event the rentable square footage of the Premises and/or the total rentable square footage of the Building is changed, Tenant's Share shall be appropriately adjusted so that it at all times reflects the proportion which the rentable square footage of the Premises bears to the total rentable square footage of the Building. Furthermore, notwithstanding the foregoing or any other provision of this Lease to the contrary, it is agreed that if at any time during the Base Year or any Subsequent Year, the Building is less than ninety-five percent (95%) occupied, and for so long as occupancy of the Building remains below such level, Landlord shall be entitled to make reasonable adjustments to Tenant's Share for the purpose of distributing among

EXHIBIT 10.1

Tenant and all other tenants, in proportion to the area occupied, those Building Operating Costs which vary based on the extent to which the Building is occupied.

6.6 Audit Right. Landlord shall maintain complete and accurate books of account and records of the Building Operating Costs. Tenant, at its sole cost, shall be entitled to have an audit made of such books of account and records by representatives of Tenant on the terms and conditions described in this Paragraph 6.6 (the "Audit Right"). Tenant shall exercise the Audit Right, if at all, only by giving Landlord written notice of Tenant's intent to exercise the Audit Right (the "Audit Notice"). Tenant shall have the right to perform the audit only during the ninety (90)-day period beginning on the tenth (10th) day after the date that Landlord receives the Audit Notice (the "Audit Period"). There shall be no more than one (1) audit of Tenant's Share of Building Operating Costs or Excess Building Operating Costs per year. If the audit discloses that Landlord's statement of the actual amount of Tenant's Share of Building Operating Costs or Excess Building Operating Costs for such year was not correct, then Tenant shall immediately pay any additional amount due Landlord as disclosed by the audit or Landlord shall immediately refund Tenant the amount of any over payment as disclosed by the audit, as the case may be. In no event shall Tenant employ auditors paid on a contingency basis in the exercise of the Audit Right.

CONSTRUCTION OF PREMISES

7.1 Tenant Improvements. If the Premises are being leased on an "as is” basis without any improvements, alterations or additions required to be made thereto by Landlord or Tenant, the remaining provisions of this Section 7 shall not apply, and it is acknowledged that the Landlord Work described in Paragraph 4 of Addendum A does not constitute Tenant Improvements for purposes of this Section 7. However, if any improvements, alterations or additions are to be made by Landlord and/or Tenant to complete the Premises for occupancy by Tenant (the “Tenant Improvement”), the provisions of the Work Letter to this Lease shall govern with regard to the completion of all such Tenant Improvements. Except as specifically set forth in the Work Letter, Landlord has no obligation and has made no promise to alter, remodel, decorate, paint or otherwise improve the Premises or any part thereof. To the extent Landlord is required to perform any Tenant Improvements pursuant to the Work Letter ("Landlord's Work"), Landlord shall use reasonable diligence to complete such Landlord’s Work in a timely manner.

7.2 Effect On Commencement Date. Time is of the essence in connection with the delivery to Landlord of each and every drawing, plan, specification, schedule or other item required to be given by Tenant to Landlord or to be approved by Tenant pursuant to the schedule in and provisions of the Work Letter. If Landlord is delayed in substantially completing any Tenant Improvements included in Landlord's Work as a result of (a) Tenant's failure to approve plans, specifications, changes, cost estimates and other items within the time limits specified therefor in the Work Letter, or (b) any change by Tenant in said plans, specifications, or other items after the expiration of such time limits, or (c) any default by Tenant relating to its obligations hereunder or under the Work Letter, then, in any or all such instances and without limitation as to any

EXHIBIT 10.1

other right or remedy available to Landlord, Landlord may under clause (c) of Paragraph 3.1 determine in its sole discretion that the Commencement Date is the date that Landlord's Work would have been substantially completed but for such delay. Tenant's failure to perform or cause to be performed Tenant's obligations within the time limits referred to in the Work Letter, regardless of whether such delays were beyond the control of Tenant, shall not delay commencement of the Term or Tenant's obligations TO pay the Base Rent and Tenant's Share of the Building Operating Costs.

8. USES

8.1 Authorized. The Premises shall be used solely for general office purposes and for no other purpose without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion. Tenant shall not use or permit the Premises or any part thereof to be used for any purpose other than the purpose expressly authorized herein.

8.2 Suitability. Tenant acknowledges that except as otherwise stated in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in the Work Letter. Except as otherwise expressly provided in this Lease, including the Addendum, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition.

8.3 Insurance. Tenant shall not do or suffer anything to be done in or about the Premises, nor shall Tenant bring or allow anything to be brought into the Premises, which will in any way increase the rate of any fire insurance or other insurance upon the Building or its contents, cause a cancellation of said insurance or otherwise affect said insurance in any manner.

8.4 Laws. Tenant shall not do or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with each and all of said governmental measures and also with the requirements of any board of fire underwriters or other similar body now or hereafter constituted to deal with the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's alterations, additions or improvements. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures or requirements shall be conclusive of that fact as between Landlord and Tenant.

8.5 Nuisance. Tenant shall not place or permit to be placed on any floor a load exceeding the floor load which such floor was designed to carry. Tenant also shall not do or suffer anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy said tenants or occupants, nor shall Tenant use or suffer the Premises to be used for any immoral, unlawful or objectionable

EXHIBIT 10.1

purposes. In no event shall Tenant cause or permit any nuisance in or about the Premises, and no loudspeakers or similar devices shall be used without the prior written approval of Landlord, which approval may be withheld in Landlord's sole discretion. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.
8.6 Rules and Regulations. Tenant shall faithfully comply with the Rules and Regulations for the Building, together with all modifications and additions thereto adopted by Landlord from time to time. If there is any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

9. SERVICES AND UTILITIES

9.1 Basic Services by Landlord. Provided that Tenant is not in default under this Lease, and subject to the provisions elsewhere herein contained and to the Rules and Regulations of the Building, Landlord shall furnish the Premises with: (a) water, sewage and electricity suitable in Landlord's judgment for the intended use of the Premises and for the operation of a reasonable number, based on customary use for general office purposes, of desktop office machines and ordinary copying machines; (b) heat and air conditioning during ordinary business hours of 7am until 6pm on days other than Saturdays, Sundays and generally recognized holidays, in an amount reasonably required in Landlord's judgment for the comfortable occupation of the Premises; (c) elevator service, which shall mean service by non-attended automatic elevators or elevators with attendants, either or both, at the option of Landlord; and (d) daily janitorial service (five nights per week). If Tenant elects to have Landlord provide additional janitorial services, Tenant shall pay to Landlord the cost of such extra services determined in the same manner as in Paragraph 9.2. Landlord shall maintain the lobbies, hallways, stairs, public restrooms, elevators and landscaping in a clean and orderly manner and in a good state of repair.

9.2 Additional Heating and Air Conditioning. Landlord shall provide additional or afterhours heating or air conditioning, at Tenant's request, and Tenant shall pay to Landlord the cost of such services as determined solely and reasonably by Landlord based upon Landlord's reasonable estimates of the costs of such additional services, plus a reasonable charge (not to exceed 4% of the cost of such services) for Landlord's additional overhead expense. The current cost of after hours HVAC (including Landlord’s additional overhead expense) does not exceed $100 per hour; however, in the event of a material increase in utility rates at the Building, Landlord shall have the right to adjust this hourly rate. Tenant shall keep all draperies closed when necessary because of the sun's position and at all times cooperate fully with Landlord and abide by all the regulations and requirements which Landlord may prescribe from time to time for the proper functioning and protection of the heating, ventilating and air conditioning systems. Whenever heat-generating machines or equipment or lighting that are in excess of ordinary office usage are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install any machinery and

EXHIBIT 10.1

equipment which Landlord deems necessary to restore the temperature balance in any affected part of the Building, including but not limited to modifications to the Building's air conditioning system or installation of supplementary air conditioning units. The cost thereof, including installation and any additional costs of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand.

9.3 Special Apparatus. Tenant shall not, except with the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion, either: (a) use any apparatus or device in the Premises, including but not limited to electronic data processing machines, punch card machines and machines requiring excess lighting or using current in excess of 5 kilowatts per hour at rated capacity of 120 volts single-phase (except standard office photocopy machines) which will in any way increase the amount of cooling, ventilation, electricity or water beyond that usually furnished or supplied for use of the Premises for general office purposes; or (b) connect with electric current (except through existing electrical outlets in the Premises) or water pipes any device or apparatus for the purpose of using electrical current or water, except as may be provided in the Work Letter. If Landlord consents to the use and/or connection of any such apparatus or device, Landlord shall have the right to install meters and similar monitoring devices to measure the amount of utilities consumed by such apparatus or devices and Tenant shall pay for the cost of all work and materials required for the installation, maintenance and use of such meters and monitoring devices. If Landlord elects not to install a special meter or monitoring device, then Landlord shall determine the amount of additional utilities and resources consumed by such apparatus or device based upon Landlord's reasonable estimates and best judgment; and such determination, made in good faith by Landlord, shall be conclusive on Tenant. Tenant shall pay to Landlord promptly upon demand the cost of any excess use of utilities and resources based on the rates charged by the local public utility company or other supplier furnishing same, plus any additional expense incurred by Landlord in keeping account of the foregoing and administering same. Landlord shall include in substantially all of the leases of space in the Building provisions comparable to those set forth in this Paragraph 9.3.

9.4 Interruption In Service. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities. However, Landlord shall not be in default under this Lease or liable for any damages directly or indirectly arising from, nor shall the rent be abated by reason of, any failure to provide or any reduction in any of the above services or utilities if such failure or reduction is caused by the making of repairs or improvements to the Premises or to the Building, the installation of equipment, acts of God or the elements, labor disturbances of any character, or any other accidents or conditions whatsoever beyond the reasonable control of Landlord, or rationing or restrictions on the use of said services and utilities due to energy shortages or other causes, whether or not any of the above result from acts or omissions of Landlord. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or utilities suppliers in reducing energy or other resources consumption, in all instances if required by law, but if voluntary, only so long as such cooperation does not materially adversely affect Tenant’s comfort, convenience or use of the Premises or Tenant’s access to its parking allocation as provided in Paragraph 2.5. The failure of Landlord to provide the utilities and services

EXHIBIT 10.1

specified in this Section 9 shall not constitute constructive or other eviction of Tenant. Notwithstanding the foregoing, if an interruption in services or utilities is due to Landlord’s intentional or negligent act or failure to act, and if such service or utility is not restored within seventy-two (72) hours, Tenant shall be entitled to pro rata rent abatement of Base Rent for each day such service or utility service is interrupted beyond such seventy-two (72) hour period.

9.5 Additional Rent. Any sums payable under this Section 9 shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of any such sum as for a default in the payment of rent.

9.6 Tenant's Obligation. Tenant shall pay, prior to delinquency, for all telephone and all other materials and services, not expressly required to be provided by Landlord, which may be furnished to or used in, on or about the Premises during the Term.

10. TAXES PAYABLE BY TENANT

Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Tenant (or directly or indirectly by Landlord) during the Term (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (a) the gross or net rental income of Landlord under this Lease, including, without limitation, any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder; (b) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises: (c) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (d) the value of any leasehold improvements, alterations or additions made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

11. ALTERATIONS

11.1 Landlord's Consent Required. Except for cosmetic alterations such as painting, which shall not require Landlord’s consent, Tenant shall not make or permit to be made any alterations, additions or improvements to the Premises or any part thereof, without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, unless the alterations affect the exterior appearance of the Building or the structure or Building systems. When applying for such consent, Tenant shall, if required by Landlord, furnish complete plans and specifications for such alterations, additions or improvements. All alterations, additions or improvements to the Premises shall be performed by contractors selected and supervised by Landlord for Tenant's account and at Tenant's sole cost and expense. Within ten (10) days after receipt of a written statement from Landlord, Tenant shall reimburse Landlord for all costs arising in connection with Landlord's review of plans and specifications

EXHIBIT 10.1

and supervision of contractors. Landlord shall have the right to require that any contractor performing alterations, improvements or additions to the Premises shall, prior to commencement of any work, provide Landlord with a performance bond and labor and materials payment bond in the amount of the contract price for the work, naming Landlord and Tenant (and any other persons designated by Landlord as co-obligees.) All alterations, additions, fixtures and improvements, including without limitation all improvements made pursuant to Section 7, whether temporary or permanent in character, made in or upon the Premises either by Landlord or Tenant, shall at once belong to Landlord and become part of the Premises and shall remain on the Premises without compensation of any kind to Tenant. Tenant shall carry insurance as required by Section 15 covering any improvements, alterations or additions to the Premises made by Tenant under the provisions of this Section 11, it being understood and agreed that none of such alterations, additions or improvements shall be insured by Landlord nor shall Landlord be required under any provision for reconstruction to repair, reconstruct or reinstall any such alterations, additions or improvements. Movable furniture and equipment which are removable without material damage to the Building or the Premises shall remain the property of Tenant.

11.2 Removal At Landlord's Option. Notwithstanding any other provision contained in this Lease, Tenant agrees that it shall, upon Landlord's written request made prior to or within thirty (30) days following the expiration or termination of this Lease, at Tenant's sole cost and expense promptly remove any alterations, additions, fixtures or improvements designated by Landlord to be removed and repair any damage to the Premises resulting from such removal. Landlord may, in connection with any such removal which might in Landlord's judgment involve damage to the Premises, require that such removal be performed by a bonded contractor or other person for whom a bond satisfactory to Landlord has been furnished covering the cost of repairing the anticipated damage.

12 . MAINTENANCE AND REPAIRS

12.1 Landlord's Obligations. Landlord shall maintain in good order, condition and repair the structural portions of the Building including the exterior walls, underflooring and roof, the basic heating, ventilating, air conditioning, plumbing, electrical, and fire detection and security systems and all other portions of the Premises not the obligation of Tenant or any other tenant in the Building. However, if any such maintenance and repair becomes necessary in whole or in part because of wrongful acts or omissions by Tenant or Tenant's employees, agents, invitees and customers, or because of a breaking and entering, the entire cost thereof shall be paid for by Tenant upon demand. Landlord shall not be liable to Tenant, and rent shall not be abated, for any failure by Landlord to maintain and repair areas which are being used in connection with construction of improvements, or for any failure to make any repairs or perform any maintenance unless such failure shall continue for an unreasonable time after written notice of the need therefor is given to Landlord by Tenant. Landlord shall also not be liable under any circumstances for loss of profits or for injury to or interference with Tenant's business arising from or in connection with the making of or the failure of Landlord to make any repairs, maintenance, alterations or improvements in or to any portion of the Building or in or to fixtures, appurtenances and equipment therein.

EXHIBIT 10.1

12.2 Tenant's Obligations

12.2.1 Tenant, at Tenant's sole cost and expense, except for services furnished by Landlord pursuant Paragraph 9 and Paragraph 12.1, shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls and floors, all doors, interior windows, and all plumbing pipes, valves and fixtures, electrical wiring, panels, switches, and all other fixtures and equipment installed for the use of the Premises by Tenant. Tenant expressly waives the benefit of any statute, ordinance or judicial decision now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

12.2.2 Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, except for ordinary wear and tear and damage by fire, earthquake, acts of God or the elements, not caused by the wrongful omission of Tenant or Tenant's agents, and shall promptly remove or cause to be removed, at Tenant's expense, from the Premises and the Building any signs, notices and displays placed by Tenant.

12.2.3 Except for any damage caused by reasonable use, Tenant shall repair any damage to the Premises or the Building caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay.

12.2.4 In the event Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right, but no obligation, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the maximum rate permitted by law from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

12.3 Compliance With Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

13. LIENS

Tenant shall keep the Premises, the Building and any common areas and facilities serving the Building free from any liens arising out of work

EXHIBIT 10.1

performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the maximum rate permitted by law from the date such sums are paid or expenses incurred by Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days' prior written notice of the expected date of commencement of any work relating to alterations, additions or improvements in or to the Premises.

14. INDEMNITY

14.1 Indemnity. Tenant shall indemnify, hold harmless, and defend Landlord against any and all claims of liability for any injury or damage to any person or property whatsoever (a) occurring in, on or about the Premises or any part thereof; and (b) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways, hallways and parking areas), the use of which Tenant may have in conjunction with other tenants or occupants of the Building or the office complex, when such injury or damage is caused in part or in whole by the act, negligence, fault or omission of any duty with respect to the same by Tenant, its agents, contractors, employees, invitees or customers. Tenant shall further indemnify, hold harmless and defend Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, invitees, and employees and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord; provided, however, that Tenant shall not be liable for damage or injury occasioned by the active negligence or intentional acts of Landlord and its agents or employees unless covered by insurance Tenant is required to provide. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause except that caused by the negligence or intentional acts of Landlord and its agents or employees.

14.2 Exemption of Landlord From Liability. Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any

EXHIBIT 10.1

other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building, of which the Premises are a part, or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant or occupant of the Building.

15. INSURANCE

15.1 General. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and the holder of any mortgage or deed of trust secured by any portion of the Premises (referred to herein as a "Mortgagee"). All policies of insurance provided for in this Lease shall be issued by insurance companies licensed to do business in the State of California, with general policy holder's rating of not less than "A" and a financial rating of not less than ”Class X" as rated in the most current available "Best's Insurance Reports." Each policy shall name Landlord and at Landlord's request any Mortgagee as an additional insured, as their respective interests may appear, and a duplicate original of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least ten (10) days prior to Tenant's occupancy of the Premises. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give Landlord thirty (30) days' written notice in advance of any cancellation or lapse of or any change in such insurance. All public liability, property damage and other casualty insurance policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Tenant shall furnish Landlord with renewals or ”binders" of any such policy at least thirty (30) days prior to the expiration thereof. If Tenant does not procure and maintain such insurance, Landlord may (but shall not be required to) obtain such insurance on Tenant's behalf and charge Tenant the premiums therefor which shall be payable upon demand, and no such action by Landlord shall constitute a waiver of Tenant's default hereunder. Tenant may carry such insurance under a blanket policy, provided such blanket policy expressly affords the coverage required by this Lease by a Landlord's protective liability endorsement or otherwise.

15.2 Casualty Insurance. At all times during the Term, Tenant shall maintain in effect policies of casualty insurance covering (a) all improvements in, on or to the Premises (including the Tenant Improvement Work, wall coverings, decorations, partitions, ceilings, floor coverings, office fixtures, and any alterations, additions or improvements as may be made by Tenant), and (b) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "Fire and Extended coverage" together with insurance against sprinkler damage, vandalism and malicious mischief, including cost of debris removal and demolition. Replacement cost for purposes hereof shall be determined by mutual agreement, or failing such agreement by an accredited appraiser selected by Landlord, with the cost of such appraisal to be borne by Tenant. The

EXHIBIT 10.1

proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth in Section 22, the proceeds under clause (a) above shall be paid to Landlord, and the proceeds under clause (b) above shall be paid to Tenant.

15.3 Liability Insurance. Tenant shall at all times during the term hereof at its own cost and expense obtain and continue in force workers' compensation insurance and bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person in connection with the activities of Tenant in, on or about the Premises or with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000) for injuries to persons in one accident, not less than One Million Dollars ($1,000,000) for injury to any one person and not less than Five Hundred Thousand Dollars ($500,000) with respect to damage to property. The limits of such insurance shall not, however, limit the liability of Tenant hereunder. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant.

15.4 Adjustment. Every three (3) years during the Term, or whenever Tenant materially improves or alters the Premises, Landlord and Tenant shall mutually agree to increases in Tenant's insurance policy limits for the insurance to be carried by Tenant as set forth in this Section 15. If Landlord and Tenant cannot mutually agree upon the amounts of said increases within thirty (30) days after notice from Landlord, then all insurance policy limits set forth in this section shall be adjusted for increases in the cost of living using the same method and in the same manner as is set forth in Paragraph 4.3 for the adjustment of the Base Rent.

15.5 Landlord's Insurance. Landlord shall at all times from and after substantial completion of the Premises maintain in effect a policy or policies of insurance covering the Building in an amount not less than ninety percent (90%) of full replacement cost (exclusive of the cost of excavations, foundations, footings and all tenant improvements) from time to time during the Term, providing protection against any peril generally included in the classification "Fire and Extended coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of any blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance and that the Building is specifically named as a property insured under such policy.

15.6 Subrogation Waiver. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, partners, employees, agents and representatives of the other, on account of loss or damage of such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier(s) that the foregoing mutual

EXHIBIT 10.1

waiver of subrogation is contained in this Lease. The waivers set forth herein shall be required and effective only to the extent such waivers are available from each party's insurer without additional premium; if an extra charge is incurred to obtain such waiver, it shall be paid by the party in whose favor the waiver runs within fifteen (15) days after written notice from the other party, and, if not so paid, such other party's waiver under this paragraph shall be neither required nor effective.

16. ASSIGNMENT AND SUBLETTING

16.1 Landlord's Consent Required. Tenant shall not sell, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or suffer or permit the Premises or any part thereof to be occupied by any third person (the agents, employees, invitees and customers of Tenant excepted), without the prior written consent of Landlord in each instance and any attempt to do so without such consent shall be voidable and, at Landlord's election, shall constitute a noncurable default under this Lease. Subject to the terms and conditions contained in this section, Landlord shall not unreasonably withhold its consent to an assignment or other transfer of this Lease or a subletting of the Premises.

16.2 Tenant's Application. If Tenant desires at any time to assign or otherwise transfer this Lease (which transfer shall in no event be for less than Tenant's entire interest in this Lease) or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least sixty (60) days prior to the proposed effective date of the transfer or sublease ("Proposed Effective Date"), in writing: (a) a notice of intent to transfer or sublease, setting forth the Proposed Effective Date, which shall be not less than sixty (60) nor more than ninety (90) days after the sending of such notice; (b) the name of the proposed subtenant or transferee; (c) the nature of the proposed subtenant's or transferee's business to be carried on in the Premises; (d) the terms and provisions of the proposed sublease or transfer; (e) such certified financial information as Landlord may request concerning the proposed subtenant or transferee, including recent financial statements and bank references and (f) evidence satisfactory to Landlord that the proposed subtenant or transferee will immediately occupy and thereafter use the affected portion of the Premises for the entire term of the sublease or transfer agreement.

16.3 Landlord's Option to Recapture. Landlord reserves the option, to be exercised by giving notice to Tenant within thirty (30) days after receipt of Tenant's notice of intent to transfer or sublease (it being agreed that no revocation or withdrawal by Tenant of such notice of intent to transfer or sublease shall affect Landlord's option) to recapture the portion of the Premises described in Tenant’s notice for the remainder of the Term, and to terminate this Lease with respect to such recaptured Premises. The effective date of such recapture and termination shall be the Proposed Effective Date. The option to recapture reserved to Landlord hereunder shall also arise in the event Tenant shall, voluntarily or involuntarily, sell, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any interest herein, or sublet the Premises or any portion thereof, or suffer or permit the Premises to be occupied by any third person (the agents, employees, invitees and customers of Tenant excepted), without first obtaining the written consent of Landlord; and in such event the recapture option shall apply to the affected portion of the Premises and be

EXHIBIT 10.1

exercisable by Landlord at any time after the occurrence of the event for which Landlord's consent was required but not obtained by Tenant. If this Lease is terminated pursuant to Landlord's recapture option with respect to only a portion of the Premises, the Base Rent required under this Lease and Tenant's Share shall be adjusted proportionately based on the rentable square footage retained by Tenant and the rentable square footage of the Premises leased by Tenant hereunder immediately prior to such recapture and cancellation, and Landlord and Tenant shall thereupon execute an amendment of this Lease in accordance therewith. If Landlord so recaptures a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space retained by Tenant from the space recaptured by Landlord; provided, however, that Tenant shall bear the cost of painting, covering or otherwise decorating the surfaces of such partitions which face the remaining Premises. Landlord may, without limitation, lease the recaptured portion of the Premises to the proposed subtenant or transferee, on the same or different terms as were proposed by Tenant, without liability to Tenant.

16.4 Approval/Disapproval Procedure. If Landlord disapproves the proposed transfer or sublease it shall notify Tenant in writing thereof and shall specify the reason(s) therefor; provided, however, that in the event of any dispute between Landlord and Tenant regarding the reasonableness of Landlord's disapproval of the proposed transfer or sublease, Landlord shall not be limited to the reason(s) specified in such notice in justifying its disapproval. If Landlord approves the proposed transfer or sublease, it shall notify Tenant in writing thereof and Tenant shall, prior to the Proposed Effective Date, submit to Landlord all executed originals of the transfer or sublease agreement for execution by Landlord on the signature pages thereof after the words "The foregoing is hereby consented to." Provided such transfer or sublease agreement is in accordance with the terms approved by Landlord, Landlord shall execute each original as described above and shall retain one original for its file and return the others to Tenant; and no purported transfer or sublease shall be deemed effective as against Landlord and no proposed transferee or subtenant shall take occupancy unless such document is so executed by Landlord.

16.5 Required Provisions. All transfer or sublease agreements shall (a) contain such terms as are described in Tenant's notice under Paragraph 16.2 above or as otherwise agreed by Landlord, (b) prohibit further transfers or subleases, (c) impose the same obligations and condition on the transferee or sublessee as are imposed on Tenant by this Lease (except as to rent and term or as otherwise agreed by Landlord), (d) be expressly subject and subordinate to each and every provision of this Lease, (e) have a term that expires on or before the expiration of the Term of this Lease, and (f) provide that Tenant and/or the transferee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the transfer or sublease.

16.6 Transfer or Sublease Profit. Any sums or the monetary equivalent of other economic consideration received by Tenant directly or indirectly in connection with any transfer or sublease hereunder (except to the extent of transfer or sublease commissions paid by Tenant to a licensed broker at prevailing rates for comparable space and reasonable transferee or sublessee leasehold improvement costs incurred by Tenant), whether described as rental or otherwise, which exceed, in the aggregate, the total sums which Tenant is

EXHIBIT 10.1

obligated to pay Landlord hereunder (prorated in the case of any sublease of less than all the Premises to reflect obligations allocable to that portion of the Premises sublet) shall be payable to Landlord as additional rent under this Lease at 50% Landlord/50 Tenant, within fifteen (15) days after written request by Landlord, Tenant shall certify to Landlord the amount of all such sums or other economic consideration received and all such commissions and improvement costs incurred, or expected to be received or incurred by Tenant.

16.7 Fees for Review. Tenant shall pay to Landlord, together with the notice described in Paragraph 16.2 above, a non-refundable fee for Landlord's expenses in connection with reviewing each such transaction in the amount of Three Hundred Dollars ($300.00). In addition to such fee, if Landlord retains the services of an attorney to review the transaction, Tenant shall pay to Landlord all attorneys' fees reasonably incurred by Landlord in connection therewith. Tenant shall pay such attorneys' fees to Landlord within thirty (30) days after written request therefor.

16.8 No Release of Tenant. No consent of Landlord to any transfer or subletting by Tenant shall relieve Tenant of the obligations to be performed by Tenant under this Lease, whether occurring before or after such consent, transfer or subletting. The consent by Landlord to any transfer or subletting shall not relieve Tenant from the obligation to obtain Landlord's express prior written consent to any other transfer or subletting. The acceptance by Landlord of payment from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer or sublease, or to be a release of Tenant from any obligation under this Lease. If this Lease is assigned or transferred, or if the Premises or any part thereof are sublet or occupied by any person other than Tenant, Landlord may, after uncured default by Tenant, collect the rent from any such assignee, transferee, subtenant or occupant and apply the net amount collected to the rent reserved herein, and no such action by Landlord shall be deemed a consent to such assignment, transfer, sublease or occupancy.

16.9 Assumption of Obligations. Each transferee of Tenant shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No transfer shall be binding on Landlord unless the transferee or Tenant delivers to Landlord a counterpart of the instrument of transfer in recordable form which contains a covenant of assumption by the transferee satisfactory in substance and form to Landlord, consistent with the requirements of this section. The failure or refusal of the transferee to execute such instrument of assumption shall not release or discharge the transferee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any sublessee, it being the obligation of Tenant to administer the terms of its subleases.

16.10 Deemed Transfers. If Tenant is a privately held corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate from the date of execution of this Lease in excess of fifty percent (50%) shall be deemed an assignment or transfer within the

EXHIBIT 10.1

meaning and provisions of this section. However, nothing in this section shall prohibit Tenant from assigning this Lease or subletting the Premises or any part thereof to wholly owned subsidiaries or affiliates of Tenant, provided Tenant gives Landlord at least thirty (30) days prior written notice of any such subletting or assignment; and such subletting or assignment shall not release or discharge Tenant from any liability under this Lease.

16.11 Involuntary Assignment. No interest of Tenant in this Lease shall be assignable by operation of law, including, without limitation, the transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; (b) if a writ of attachment or execution is levied on this Lease; (c) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

16.12 Assignment of Sublease Rents. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or any part of the Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application, may collect such rents and apply same toward Tenant's obligations under this Lease; provided, however, that until the occurrence of an event of default by Tenant, Tenant shall have the right and license to collect such rents.

17. SALE OF PREMISES OR BUILDING

Each conveyance by Landlord or its successors in interest of Landlord's interest in the Building or the Premises prior to the expiration or termination of this Lease shall be subject to this Lease and shall relieve the grantor of all further liability or obligations as Landlord, except for such liability or obligations accruing prior to the date of such conveyance. If any Security Deposit has been given to Landlord, Landlord shall deliver such Security Deposit to Landlord's successor in interest and thereupon be released of all further liability with regard thereto, without the requirement of any notice thereof to Tenant. Tenant agrees to attorn to Landlord's successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure or otherwise.

18. ENTRY BY LANDLORD

Landlord and its authorized representatives shall have the right to enter the Premises: (a) to inspect the Premises; (b) to supply any service provided to Tenant hereunder; (c) to show the Premises to prospective brokers, agents, purchasers, lenders or tenants; (d) to post notices of non-responsibility, (e) to alter, improve or repair the Premises and any other portion of the Building; and (f) to erect scaffolding and other necessary structures, where required by the work to be performed, all without reduction or abatement of rent. Tenant hereby waives any claim for damages for any injury to or interference with Tenant's business or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have a key to unlock all doors in and

EXHIBIT 10.1

about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any means which Landlord deems proper to open said doors in an emergency, and any such entry to the Premises shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises or a detainer of the Premises or an eviction of Tenant from any portion of the Premises.

19. INSOLVENCY OR BANKRUPTCY

19.1 Acts of Default. Without limitation, the following events shall constitute a default under this Lease: (a) if Tenant shall admit in writing its inability to pay its debts as they mature; (b) if Tenant shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; (c) if Tenant shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; (d) if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent; (e) if Tenant shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief for itself under any present or future federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; (f) if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any relief described in the preceding clause (e) and (i) Tenant acquiesces in the entry of such order, judgment or decree (the term "acquiesce" as used in this Paragraph 19.1 shall include, without limitation, Tenant's failure to file a petition or motion to vacate or discharge any order, judgment or decree within ten (10) days after entry of such order, judgment or decree), or (ii) such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days, whether or not consecutive, from the date of entry thereof; (g) if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of Tenant or all or any substantial part of Tenant's properties or its interest in the Premises; (h) if any trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its property or its interest in the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days, whether or not consecutive; or (i) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution shall remain unvacated and unstayed for an aggregate of ten (10) days, whether or not consecutive.

19.2 Rights and Obligations Under the Bankruptcy Code. Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree as follows: (a) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (b) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises the sum required under Section 4, and all other charges otherwise due pursuant to this Lease; (c) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a

EXHIBIT 10.1

petition under any other Chapter of the Bankruptcy Code; (d) to give Landlord at least forty-five (45) days prior written notice of any abandonment of the Premises, any such abandonment to be deemed a rejection of this Lease; (e) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; (f) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (g) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

20. DEFAULT BY TENANT

20.1 Acts Constituting Defaults. In addition to the events specified as a default under Paragraph 19.1 or elsewhere in this Lease, the failure of Tenant to perform each covenant made under this Lease, including any abandonment of the Premises by Tenant, shall constitute a default hereunder. However, Landlord shall not commence any action to terminate Tenant's right of possession as a consequence of a default until any period of grace with respect thereto has elapsed; provided, that any such period of grace shall be in lieu of and not in addition to the period during which Tenant may cure such default following the delivery of notice pursuant to California Code of Civil Procedure Section 1161.

20.1.1 Subject to the limitation expressed in Subparagraph 20.1.3, Tenant shall have a period of three (3) days from the date of written notice from Landlord within which to cure any default in the payment of any monetary obligations of Tenant under this Lease.

20.1.2 Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease which is capable of being cured; provided, however, that with respect to any default which cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice and thereafter prosecutes diligently and continuously to completion all acts required to cure the default.

20.1.3 There shall be no period of grace with respect to any default by Tenant which is not capable of being cured. Landlord and Tenant stipulate that the following defaults are not capable of being cured by Tenant: (a) any event specified as a default under Paragraph 19.1 or any other default which is herein specified as being incurable: (b) any unauthorized sale, assignment, mortgage, pledge, hypothecation, encumbrance or other transfer of this Lease or any interest herein, or any unauthorized subletting of all or any portion of the Premises; (c) the failure of Tenant to pay rent or any other monetary obligation of Tenant hereunder on the due date thereof where such failure occurs on more than three (3) consecutive occasions or more than six (6) occasions during any twelve (12) month period; and (d) any other default which is recognized under California law as being incurable.

20.2 Landlord's Remedies. If Tenant fails to cure a default, or in the event of a default which is not capable of being cured by Tenant, Landlord shall have the following rights and remedies in addition to any other rights and remedies available to Landlord at law or in equity:

EXHIBIT 10.1

20.2.1 The rights and remedies provided by California Civil Code Section 1951.2 (or any successor statute), including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

20.2.2 The rights and remedies provided by California Civil Code Section 1951.4 (or any successor statute), which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon the Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession;

20.2.3 The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

20.2.4 The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, (a) Tenant shall be immediately liable to pay to Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount agreed to be paid as rent for the Premises for such period or (b) at the option of Landlord, rents received from such subletting shall be applied first, to payment of any indebtedness other than rent due hereunder, from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (a) above and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (b) above during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Subparagraph 20.2.4, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; and

EXHIBIT 10.1

20.2.5 The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Subparagraph 20.2.4.

20.3 Landlord's Right To Cure Default. All covenants and agreements to be performed by Tenant under the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall be in default of its obligations under this Lease to pay any sum of money other than rental or to perform any other act hereunder, and if such default is not cured within the applicable grace period (if any) provided in Section 20, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any of its obligations. All sums so paid and all costs incurred by Landlord, together with interest thereon at the maximum legal rate of interest under California law from the date of such payment or the incurrence of such cost by Landlord, whichever occurs first, shall be paid to Landlord on demand. In the event of nonpayment by Tenant, Landlord shall have, in addition to any other rights or remedies hereunder, the same rights and remedies as in the case of default by Tenant for nonpayment of rent.

21. DEFAULT BY LANDLORD

Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion. Tenant agrees to give any Mortgagee a copy, by registered mail, of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then any such Mortgagee shall have an additional forty-five (45) days within which to cure such default on the part of the Landlord or if such default cannot be cured within that time, then such additional time as may be necessary if within that forty-five (45) day period the Mortgagee has commenced and is pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued. If Tenant recovers any judgment against Landlord for a default by Landlord under this Lease, the judgment shall be satisfied only out of the interest of Landlord in the Building and neither Landlord nor any of its partners, officers, employees or agents shall be personally liable for any such default or for any deficiency.

22. DAMAGE AND DESTRUCTION

22.1 Partial Damage - Insured. If the Premises or the Building are damaged by a risk covered under fire and extended coverage insurance insuring Landlord,

EXHIBIT 10.1

then Landlord shall restore such damage provided insurance proceeds are available to Landlord to pay eighty percent (80%) or more of the cost of restoration, and provided such restoration by Landlord can be completed within eight (8) months after the commencement of work in the opinion of a licensed architect or engineer appointed by Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall, so long as the damage is not due to the act or omission of Tenant, be entitled to an equitable reduction of Base Rent and Tenant's Share of Building Operating Costs while such restoration takes place, such reduction to be based upon the extent to which the damage or restoration efforts materially interfere with Tenant's use of the Premises.

22.2 Partial Damage - Uninsured. If the Premises or the Building are damaged by a risk not covered by such insurance or if the insurance proceeds available to Landlord are less than eighty percent (80%) of the cost of restoration, or if the restoration cannot be completed within eight (8) months after the commencement of work in the opinion of the licensed architect or engineer appointed by Landlord, then Landlord shall have the option either to (a) repair or restore such damage, this Lease continuing in full force and effect, with the Base Rent and Tenant's Share of Building Operating Costs to be equitably reduced as provided in Paragraph 22.1, or (b) give notice to Tenant at any time within ninety (90) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice is given, this Lease shall expire and any interest of Tenant in the Premises shall terminate on the date specified in such notice. The Base Rent and Tenant's Share of Operating Costs during the period prior to the termination shall be reduced as provided in Paragraph 22.1 and paid up through the date of termination.

22.3 Total Destruction. If the Premises are totally destroyed or in Landlord's judgment the Premises cannot be restored as required herein under applicable laws and regulations, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective as of the date of the damage.

22.4 Landlord's Obligations. Any restoration by Landlord pursuant to Paragraphs 22.1 or 22.2 shall be commenced as soon as reasonably possible after the date of damage and prosecuted diligently to completion at the earliest possible date. Landlord shall not be required to carry insurance of any kind on Tenant's property and shall not be required to repair any injury or damage thereto by fire or other causes, or to make any restoration or replacement of any paneling, decorations, partitions, ceilings, floor covering, office fixtures or any other improvements or property installed in the Premises by or at the direct or indirect expense of Tenant, and Tenant shall be required to restore or replace same in the event of damage. Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding anything to the contrary contained in this Section 22, Landlord shall have no obligation to repair, reconstruct or restore the Premises with respect to damage or destruction as described in this Section 22 occurring during the last twelve (12) months of the Term.

22.5 Waiver by Tenant. Tenant shall have no right to terminate this Lease as a result of any statutory provisions now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly

EXHIBIT 10.1

provided herein, and Tenant expressly waives the provisions of California Civil Code Sections 1932(2) and 1933(4) with respect to any damage or destruction of the Premises.

23. CONDEMNATION

If all or any part of the Premises are taken for public or quasi-public use by the right of eminent domain or otherwise, by a taking in the nature of inverse condemnation, with or without litigation, or is transferred by agreement in lieu thereof (any of the foregoing being referred to herein as a "taking"), either Landlord or Tenant may, by written notice given to the other within thirty (30) days of receipt of notice of such taking, elect to terminate this Lease as of the date possession is transferred pursuant to the taking; provided, however, that before Tenant may terminate this Lease for a taking, such taking shall be of such an extent and nature as to substantially impede Tenant's use of the Premises. If any part of the Building other than the Premises shall be so taken, Landlord may elect to terminate this Lease. If there is a taking of all or a part of the Parking Facilities and the parking rights granted to Tenant under Paragraph 2.5 are substantially and materially reduced thereby, then Landlord shall have the right to provide replacement parking to compensate for such reduction within the area where common areas and parking areas are shared by the buildings comprising the Office Complex. If such replacement parking is not provided, then for a period of thirty (30) days after Landlord notifies Tenant that such replacement parking cannot be provided, Tenant shall have the right to terminate this Lease, effective at a time specified by Tenant not to exceed one hundred eighty (180) days from the date of the notice. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any and all rights of Tenant to any portion of the award; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for taking of personal property belonging to Tenant. In the event of a partial taking which does not result in a termination of this Lease, Base Rent, Tenant's Share of Operating Costs and Tenant's parking rights under Paragraph 2.5 shall be reduced in proportion to what the area of the Premises taken bears to the area of the Premises immediately prior to the taking. No temporary taking of the Premises or any part of the Building shall terminate this Lease, except at Landlord's election, or give Tenant any right to any abatement of Base Rent or Operating Costs, except that Base Rent and Operating Costs shall be reduced in accordance with Paragraph 22.1 during that portion of any temporary taking lasting more than thirty (30) days. Each party hereto waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to file a petition to terminate this Lease for a partial taking.

24. SURRENDER OF PREMISES

A voluntary or other surrender of this Lease by Tenant or the mutual cancellation of this Lease shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

25. HOLDING OVER

EXHIBIT 10.1

25.1 With Consent. Any holding over after the expiration of the Term with the written consent of Landlord shall be a tenancy from month to month. The terms, covenants and conditions of such tenancy shall be the same as provided herein, except that the Base Rent shall be 150% of the Base Rent in effect on the date of such expiration for the first three months of hold over, and 200% of the Base Rent in effect on the date of such expiration thereafter. Acceptance by Landlord of rent after such expiration shall not result in any other tenancy or any renewal of the Term of this Lease, and the provisions of this paragraph are in addition to and do not affect Landlord's right of reentry or other rights provided under this Lease or by applicable law.

EXHIBIT 10.1

25.2 Without Consent. If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration or sooner termination of this Lease for any reason such continuation in possession shall constitute an unlawful detention of the Premises. In such event, and without limiting Landlord's right to recover possession, Tenant shall pay to Landlord for each day of such unlawful detention the rates described in Paragraph 25.1 above. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

26. ESTOPPEL CERTIFICATES

Within ten (10) days following any written request which Landlord or Tenant may make from time to time, Tenant or Landlord, without any charge therefor, shall execute, acknowledge and deliver to the other a statement certifying: (a) the Commencement Date of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in the statement; and (e) such other matters requested by Landlord or Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by a mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. If Tenant fails or refuses to deliver any such statement or certificate within said ten (10) day period then the information contained in such statement or certificate shall be deemed correct for all purposes, but Landlord shall have the right to treat such failure or refusal as an event of default under this Lease and seek recourse to all rights and remedies granted herein. Tenant is a publicly traded company and its financial information is available online and can be reviewed by any potential purchaser or lender.

27. SUBORDINATION AND ATTORNMENT

27.1 Subordination. Upon the written request of Landlord or any Mortgagee, Tenant will in writing subordinate its rights under this Lease to the lien of any mortgage or deed of trust now or hereafter in force against the Premises, the Building or the underlying land and to all advances made or hereafter to be made upon the security thereof, and to all extensions, modifications and renewals thereunder. Tenant shall also, upon Landlord's request, subordinate its rights hereunder to any ground or underlying lease which may now exist or hereafter be executed affecting the Building and/or the underlying land. Tenant shall have the right to condition its subordination upon the execution and delivery of an attornment and nondisturbance agreement, as described in Paragraph 27.2, between the Mortgagee or the lessor under any such ground or underlying lease and Tenant. Tenant shall not subordinate its rights hereunder to any lien other than that of a first mortgage or first deed of trust, except with the prior written consent of the Mortgagee holding such first mortgage or deed of trust.

EXHIBIT 10.1

27.2 Attornment. Upon the written request of the Landlord or any Mortgagee or any lessor under a ground or underlying lease, Tenant shall attorn to any such Mortgagee or beneficiary, provided such Mortgagee or lessor agrees that if Tenant is not in default under this Lease, Tenant's possession of the Premises in accordance with the terms of this Lease shall not be disturbed. Such agreement shall provide, among other things, (a) that this Lease shall remain in full force and effect,(b) that Tenant pay rent to said Mortgagee or lessor from the date of said attornment, (c) that said Mortgagee or lessor shall not be responsible to Tenant under this Lease except for obligations accruing subsequent to the date of such attornment, and (d) that Tenant, in the event of foreclosure or a deed in lieu thereof or a termination of the ground or underlying lease, will enter into a new lease with the Mortgagee, lessor or other person having or acquiring title on the same terms and conditions as this Lease and for the balance of the Term.

27.3 Nonmaterial Amendments. If any lender should require any modification of this Lease as a condition of loans secured by a lien on the Premises, the Building or the land underlying the Building, or if any such modification is required as a condition to a ground or underlying lease, Tenant will approve and execute any such modifications, promptly after request by Landlord provided no such modification shall relate to the rent payable hereunder, the length of the Term or otherwise materially change the rights or obligations of Landlord or Tenant.

28. LIGHT AND AIR

No diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

29. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of the term, covenant or condition itself or a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepts such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

EXHIBIT 10.1

30. ATTORNEYS' FEES

In the event that any action or proceeding (including arbitration) is brought to enforce or interpret any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such action or proceeding (whether after trial or appeal) shall be entitled to recover from the party not prevailing its expenses therein, including reasonable attorneys' fees and all allowable costs.

31. NOTICES

31.1 Delivery. Any notice required or permitted under this Lease shall be in writing and shall be delivered either personally or by depositing same in the United States Mail, postage prepaid, registered or certified, return receipt requested, or by reputable overnight courier, addressed to the intended recipient at such party's address set forth in the Basic Lease Provisions, or at such other address as such party has theretofore specified by written notice delivered in accordance with this paragraph.

31.2 Sufficiency of Notice. Any notice delivered by mail in the manner specified in Paragraph 31.1 shall be deemed delivered on the delivery date shown on the receipt or on refusal to accept delivery; and any such notice specifying a default by Tenant shall be deemed sufficient for all purposes under California Code of Civil Procedure Sections 1161 and 1162, notwithstanding the fact that such notice is not personally served on Tenant or that such notice does not demand possession of the Premises as an alternative to Tenant's curing of such default.

32. MERGER

Notwithstanding the acquisition (if same should occur) by the same party of the title and interests of both Landlord and Tenant under this Lease, there shall never be a merger of the estates of Landlord and Tenant under this Lease, but instead the separate estates, rights, duties and obligations of Landlord and Tenant, as existing hereunder, shall remain unextinguished and continue, separately, in full force and effect until this Lease expires or otherwise terminates in accordance with the express provisions herein contained.

33. INTENTIONALLY DELETED.

34. DEFINED TERMS AND HEADINGS

The word "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in neuter gender include the feminine and masculine, where applicable. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several. The headings and titles to the sections and paragraphs of this Lease are used for convenience only and shall have no effect upon the construction or interpretation of this Lease.

35. TIME AND APPLICABLE LAW

EXHIBIT 10.1

Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by and interpreted in accordance with the laws of the State of California.

36. SUCCESSORS AND ASSIGNS

Subject to the provisions of Section 16 hereof and the limitation expressed below, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto. However, the obligations imposed on Landlord under this Lease shall be binding upon Landlord's successors and assigns only during their respective periods of ownership of the Premises.

37. ENTIRE AGREEMENT

This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

38. SEVERABILITY

If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

39. SIGNS

39.1 Premises. Tenant shall not place or permit to be placed in or upon the Premises where visible from outside the Premises or any part of the Building, any signs, notices, drapes, shutters, blinds or window coatings, or displays of any type without the prior written consent of Landlord. Landlord, at Landlord’s sole expense, shall include Tenant in the Building directory located in the Building and shall provide standard suite signage to Tenant that is consistent with the Building.

39.2 Building. Landlord reserves the right in Landlord's sole discretion to place and locate on the roof and exterior of the Building and in any area of the Building not leased to Tenant, such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building. At no more than a nominal cost to Landlord, Landlord will investigate installation of monument signage along Bayshore Highway. Tenant, at Tenant’s sole cost and expense, shall also have the right to investigate such signage, provided Tenant keeps Landlord abreast of such investigations and any contact between Tenant and the governing authorities. If such monument signage is found to be reasonably possible, Landlord and Tenant shall negotiate in good faith toward the execution of a monument signage agreement, which agreement shall set forth all the terms of such monument signage including the allocation of costs regarding same.

EXHIBIT 10.1

40. PAYMENTS AND LATE CHARGE

Any amounts payable under this Lease shall be paid in lawful money of the United States of America. Any amount of Base Rent or Tenant's Share of Operating Costs not paid within ten (10) days after it is due shall be subject to a late charge of 10% of the amount unpaid. Any amount due to Landlord that is not paid within such ten (10) day period shall bear interest from the date due until paid at the maximum legal rate permitted under California law. Tenant's failure to perform any monetary obligations under this Lease shall have the same consequences as Tenant's failure to pay rent.

41. EXECUTION BY LANDLORD

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

42. BROKERS

Tenant and Landlord acknowledge that Cassidy Turley (“Tenant’s Broker”)is acting solely as the agent for Tenant in this transaction and that Cornish & Carey Commercial Newmark Knight Frank (“Landlord’s Broker”) is acting solely as the agent for Landlord. Landlord, pursuant to a separate agreement between Landlord and Landlord’s Broker shall pay Landlord’s Broker a commission as and when the same comes due and Landlord’s Broker shall pay Tenant’s Broker its commission as and when the same comes due, all in accordance with the terms and conditions of such separate agreement. Landlord and Tenant (each “Indemnitor”) warrants and represents to the other party (“Indemnitee”) that Indemnitor has not had any dealings with any realtor, broker or agent, other than the brokers listed above, in connection with the negotiation of this Lease and shall indemnify, defend, protect, and hold Indemnitee harmless from and against any cost, expense or liability (including attorneys’ fees) on account of or in connection with any breach of the warranty made by Indemnitor in this Paragraph 42.

43. NAME OF BUILDING

Tenant shall not use the name of the Building for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner so as to imply that the entire Building is leased by Tenant. Landlord expressly reserves the right at any time to change the name or street address of the Building without in any manner being liable to Tenant therefor.

44. GUARANTEE

If Tenant's obligations under this Lease shall have been guaranteed, any such guarantee shall be deemed a material part of the consideration for Landlord's execution of this Lease. If the guarantor under any such guarantee is or

EXHIBIT 10.1

becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes or is the subject of any proceeding under the Bankruptcy Act or other similar law for the protection of creditors (or, if the guarantor is a partnership or consists of more than one person or entity, if any partner of the partnership or such other person or entity is or becomes bankrupt or insolvent, institutes any such proceeding, or makes an assignment for the benefit of creditors), then Landlord shall have the option to terminate this Lease upon thirty (30) days written notice unless Tenant, within such thirty (30) day period, provides Landlord with either (i) a substitute or additional guarantor satisfactory to Landlord and any Mortgagee, or (ii) adequate assurance of the performance of each and every obligation of Tenant hereunder, satisfactory to Landlord and such Mortgagee, provided, however, that no such termination of this Lease shall become effective without the prior written consent of such Mortgagee.

45. NONRECORDABILITY OF LEASE

Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded without Landlord's express prior written consent, which consent Landlord may withhold in its sole discretion.

46. CONSTRUCTION

All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease shall be used to interpret the Lease. All rights and remedies of Landlord and Tenant shall, except as otherwise expressly provided, be cumulative and nonexclusive of any other remedy at law or in equity.

47. INABILITY TO PERFORM

This Lease and the obligations of either party hereunder shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of force majeure, strike, labor troubles, acts of God, acts of government, unavailability of materials or labor, or any other cause beyond the control of such party; provided, however, that force majeure shall not excuse any obligation to make monetary payments.

48. CORPORATION AUTHORITY

If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that Tenant is qualified to do business in California and that he is duly authorized to execute and deliver this Lease on behalf of Tenant and shall deliver appropriate certification to that effect if requested.

49. PARTNERSHIP AUTHORITY

If Tenant is a partnership, joint venture, or other unincorporated association each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf

EXHIBIT 10.1

of Tenant and that this Lease is binding on Tenant. Furthermore, Tenant agrees that the execution of any written consent hereunder, or any written modification or termination of this Lease, by any general partner of Tenant or any other authorized agent of Tenant, shall be binding on Tenant.

50. QUIET ENJOYMENT

So long as Tenant is not in default under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term, subject to all the terms and conditions of this Lease and all liens and encumbrances prior to this Lease.

51. DISABILITY ACCESS DISCLOSURE
As of the date of this Lease, the property in which the Premises are a part has not undergone inspection by a Certified Access Specialist (as defined in Section 55.52 of the California Civil Code). Tenant acknowledges the foregoing information and agrees that such statement is merely a statement of fact and is not a covenant, representation or warranty made by Landlord made for the benefit of Tenant and Tenant’s employees, agents, contractors, customers or other invitees as to the condition of the Premises or any other property owned or controlled by Landlord. This Section 51 does not modify, and shall not be used to interpret or construe the meaning of, any other provision of this Lease.

EXHIBIT 10.1

LANDLORD: ORITZ CORPORATION

By:    /s/ Vladimir Grave

Its:    President & CEO

Date:     5/30/2014

TENANT: Kindred Biosciences, Inc.

By:    /s/ Richard Chin

Its:        CEO

Date:     5/30/14

EXHIBIT 10.1

ADDENDUM A

This Addendum is made a part of this Lease. If there are any conflicts between the Lease and this Addendum A, the terms of this Addendum shall govern.

1. Parties:

Landlord: Oritz Corporation

Tenant: Kindred Biosciences, Inc.

2. The Americans With Disabilities Act:

The Tenant is aware that a tenant of real property may be subject to the Americans with Disabilities Act (ADA), a Federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to the leased Premises, Title III of the ADA requires owners and tenants of "public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision, or speech impaired persons by January 26, 1992. The regulations under Title III of the ADA are codified at 28 CFR Part 36. Landlord warrants that the Premises and the Common Areas of the Building are in compliance with ADA or grandfathered into acceptance. If compliance with ADA is triggered by any alterations or improvements made by Tenant, Tenant shall be responsible for the cost of compliance.

3. Option to Extend:

(A) Option to Extend:
Tenant will have the right, subject to all provisions of this Section, to extend the Lease Term for one consecutive period of three (3) years (“Extended Term”), provided that: (a) this Lease is in full force and effect; (b) Tenant in not in default beyond any applicable notice and cure period at the time of exercise of the option or at the time set for commencement of the Extended Term; (c) Tenant exercises its right to the Extended Term by giving Landlord written notice of its election not more than 180 days nor less than ninety (90) days before the first day of the Extended Term; and (d) the Extended Term will be upon the same terms, covenants and conditions as provided in this Lease except that: (i) any Tenant Improvements and Improvements Allowance, option to renew, expansion or termination right or right of first refusal provisions will not apply and (ii) the monthly Base Rent will be the Base Rent determined pursuant to equal 100% of Fair Market Rent as calculated in the manner set forth in the following sections. The provisions of this Section are for the personal benefit of the original Tenant that executes this lease only, and no assignee or sublessee will have any rights whatsoever this Section.

(3) (B) Extended Term Base Rent.

The Base Rent during each Extended Term will be the annual Fair Market Rent for comparable size office space in multi-tenant Class B office buildings located east of Highway 101 in Burlingame, California leased on comparable terms and conditions. Landlord will give Tenant notice of Landlord’s estimation of such Market Rent within 10 days after receiving Tenant’s notice exercising its option to extend. If Tenant disagrees with such estimate, it will notify Landlord in writing thereof

EXHIBIT 10.1

within 10 days of Tenant’s receipt of its notice. If Tenant fails to notify Landlord that it disagrees with the estimation within said 10-day period, Tenant will be deemed to have agreed to the Fair Market Rent proposed by Landlord. If there is a disagreement on such estimation, the parties will promptly meet to attempt to resolve their differences. If the differences as to Fair Market Rent are not resolved within 25 days of the date Tenant receives the Landlord’s initial estimate of Fair Market Rent, then the parties will submit the matter to appraisal in accordance with the next Section so that Fair Market Rent is determined before the first day of the Extended Term, or Tenant may give Landlord written notice within 3 business days after expiration of the 25-day period that Tenant withdraws the notice exercising its right of renewal and this Lease will expire as of the expiration of the then-existing Term.
(3) If the Fair Market Rent for an Extended Term is not determined before the first day of the Extended Term, Tenant will continue to pay Base Rent in the amount payable during the immediately preceding period until the Base Rent for the Extended Term is determined. Within 10 business days after the Base Rent for the Extended Term has been determined, Tenant will pay to the Landlord the excess, if any, of the Base Rent due at the rate set by the appraiser(s) over the Base Rent actually paid during any expired portion of the Extended Term.

(C) Appraisal Procedure.
If the parties are to submit any matter to appraisal pursuant to the terms of this Lease, either Landlord or Tenant (the “Moving Party”) may give notice to the other demanding appraisal and naming an appraiser. The recipient of such notice (the “Recipient”) will, within 10 days after receiving the Moving Party’s notice, give notice to the Moving Party naming an appraiser selected by the Recipient. Each appraiser will be a member of the American Institute of Appraisers and will have not less than 10 years experience in the appraisal of properties like the Property in the San Francisco Bay Area. If the Recipient fails to notify the Moving Party of the name of the appraisal company it has selected within said 10 day period, the appraisal company selected by the Moving Party will determine the matter submitted. The appraiser(s) will render a determination in writing to Landlord and Tenant simultaneously within 10 days of their appointment. Any determination in which the appraiser appointed by Landlord and the appraiser appointed by Tenant concur will be binding and conclusive upon the parties.

EXHIBIT 10.1

If the two appraisers are unable to determine the matter within 20 days after appointment of the appraiser(s), they will appoint a third appraiser, who must be an impartial person with qualifications similar to those required of the first two appraisers. If the initial two appraisers are unable to agree upon such appointment within 5 days after expiration of the 20 day period, the third appraiser will be selected by the parties themselves, if they can agree, within a further period of 10 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then presiding judge of the San Mateo County Superior Court acting in his private non-judicial capacity. The other party will not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. If the matter cannot be determined by agreement between the two appraisers selected by Landlord and Tenant, or settlement between the parties during the course of appraisal, then it will be determined by the three appraisers in accordance with the following procedure. Each of the two appraisers originally selected by the parties will prepare a written statement of his determination, supported by the reasons therefor, with counterpart copies for each party and the third appraiser. The appraisers must arrange for a simultaneous exchange of their written statements. The role of the third appraiser will be to select which of the two proposed determinations most closely approximates his determination on the matter. The third appraiser will have no right to propose a middle ground or any modification of either of the two determinations. The appraisers will attempt to determine the matter within 10 days after the appointment of the third appraiser. The determination chosen by the third appraiser will constitute the determination of the appraisers and be final and binding upon the parties.
In the event of a failure, refusal or inability of any appraiser to act, his successor will be appointed by him, but in the case of the third appraiser, his successor will be appointed in the manner described above for appointment of the third appraiser. The appraisers will have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination on the matter, but any such consultation will be made in the presence of both parties with full right on their part to cross-examine. The appraiser(s) will render the determination on the matter in writing, with counterpart copies to each party. The appraisers will have no power to modify the provisions of this Lease. Each party will pay the fees and expenses of its respective appraiser and both will share equally the fees and expenses of the third appraiser, if any. Each party will pay the attorneys’ fees and expenses of its counsel and the fees and expenses of any witnesses called by that party. Time is of the essence in connection with any matter submitted to appraisal pursuant to this Section.

EXHIBIT 10.1

4. Tenant Improvements:

Landlord, at Landlord’s expense shall improve the premises as follows:

a. Professionally clean existing carpets.

LANDLORD: ORITZ CORPORATION

By:    /s/ Vladimir Grave

Its:    President & CEO

Date:     5/30/2014

TENANT: Kindred Biosciences, Inc.

By:    /s/ Richard Chin

Its:        CEO

Date:     5/30/14

40